SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 4, 2002


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)





         California                   0-49693                 92-2115369
(State or other jurisdiction of    (File Number)    (IRS Employer Identification
       incorporation)                                            No.)


               975 El Camino Real                              94080
        South San Francisco, California
    (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800


                   This Form 8-K consists of three (3) pages.

Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

On November 5, 2002, the registrant, FNB Bancorp (the "Company") announced that it had engaged KPMG LLP as the Company's independent public accountants for the 2002 fiscal year, effective as of September 30, 2002. The date of such engagement was November 4, 2002. A copy of the November 5, 2002 press release of the Company, reporting the engagement of KPMG LLP, is attached to this report as
Exhibit 99.9 and is incorporated here by reference.

As previously reported by the Company, the Board of Directors of the Company, on September 27, 2002, approved the recommendation of the Audit Committee of the Board of Directors to change the Company's certifying accountant. The firm of Grant Thornton LLP served the Company as independent public accountants for the 2001 fiscal year. On September 27, 2002, the Company notified Grant Thornton LLP of their dismissal and termination as independent public accountants for the Company, effective September 30, 2002.

During the fiscal years ending December 31, 2001 and 2000, and the interim period between December 31, 2001, and September 30, 2002, the Company did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

                  (c)     Exhibits
                          --------

                          99.9 FNB Bancorp Press Release of November 5, 2002, announcing the engagement of KPMG LLP as its independent public accountants


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            FNB BANCORP
                                            (Registrant)


Date:  November 6, 2002.                    By: /s/ JAMES B. RAMSEY
                                                -------------------------------
                                                James B. Ramsey
                                                Senior Vice President and
                                                Chief Financial Officer


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